UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2015

OSL HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-32658	98-0441032
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

81 Big Oak Road, Suite 116

Yardley, PA 19067

(Address of Principal Executive Offices)

(845) 363-6776

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Effective August 24, 2015, OSL Holdings Inc., a Nevada Corporation (the “Company”) and TCA Global Credit Master Fund, LP, a Cayman Islands limited partnership (“TCA”) entered into that certain Third Amendment to the Purchase Agreement (the “Third Amendment”) originally entered into on October 21, 2014 (the “Original Purchase Agreement”), together with Letter Agreement dated on or about February 6, 2015 (the “First Amendment”), together with Second Amendment to the Purchase Agreement dated as of May 18, 2015 (the “Second Amendment”) (the Original Purchase Agreement, the First Amendment, and the Second Amendment, together with any other amendments, renewals, substitutions, replacements or modifications from time to time, collectively, the “Purchase Agreement”), pursuant to which the Company issued TCA that certain Second Replacement Debenture B, dated August 24, 2015 (the “Second Replacement Debenture B”), which amended, restated and superseded the Senior Secured, Convertible, Redeemable Debenture (“Replacement Debenture B”) issued to TCA on May 18, 2015.

The Second Replacement Debenture B is substantially in the same form as Replacement Debenture B but contains a revised payment schedule pursuant to which the Company must make certain daily payments until maturity on October 21, 2015. The Second Replacement Debenture B pays interest at a rate of 11% per annum. At any time while the Second Replacement Debenture B is outstanding, upon the occurrence of an Event of Default (as defined in the Second Replacement Debenture B), TCA may convert all or any portion of the outstanding principal accrued and unpaid interest and any other sums due and payable or under any of the other Transaction Documents (such total amount, the “Conversion Amount”) into shares of Common Stock of the Company (the “Conversion Shares”) at a price equal to: (i) the Conversion Amount (the numerator); divided by (ii) eighty-five percent (85%) of the lowest volume weighted average price of the Company’s Common Stock during the five (5) trading days immediately prior to the conversion date, as indicated in the conversion notice (the denominator) (the “Conversion Price”).

In connection with the Purchase Agreement, the Company executed and delivered to TCA various ancillary documents referred to in the Purchase Agreement as the “Transaction Documents.” The terms and conditions of the Company’s obligations pursuant to the Transaction Documents remain unaffected, and the Company’s obligations under the Purchase Agreement and the Replacement Debenture B remain secured by prior agreements including but not limited to those certain Security Agreements, Guarantee Agreements, Pledge Agreements and Validity Certificates.

The above description of the Transaction Documents, First Amendment, Second Amendment and Purchase Agreement and Replacement Debenture B does not purport to be complete and is qualified in its entirety by the full text of such documents. Second Replacement Debenture B and the Third Amendment are attached hereto as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

These securities were not registered under the Securities Act of 1933, as amended (the “Securities Act”), but qualified for exemption under Section 4(2) of the Securities Act. The securities were exempt from registration under Section 4(2) of the Securities Act because the issuance of such securities by the Company did not involve a “public offering,” as defined in Section 4(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction, size of the offering, manner of the offering and number of securities offered. The Company did not undertake an offering in which it sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) of the Securities Act since they agreed to, and received, share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

4.1*	Second Replacement Debenture B

10.1*	Third Amendment to the Purchase Agreement

* filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSL HOLDINGS INC.

Date: August 28, 2015	By:	/s/ Robert H. Rothenberg
Robert H. Rothenberg
Chief Executive Officer